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                                                                 Exhibit 10. (j)


                 USX CORPORATION STOCK APPRECIATION RIGHTS PLAN



  1. Objectives.  The USX Corporation Stock Appreciation Rights Plan (the
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"Plan") is designed:

       (a) to promote the long-term financial interests and growth of the Corporation by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation;

       (b) to permit grants, at meaningful levels, to employees whose work efforts relate to the Delhi Group's performance;

       (c) to motivate grantees by means of growth-related incentives to achieve the long-range growth goals of the Delhi Group; and

       (d) to enhance the proprietary interests of grantees and further the identity of interests of grantees with those of the USX-Delhi Group common shareholders by providing a means to benefit from growth in the value of Delhi Group common stock without diluting the equity interests of Delhi shareholders.


  2. Definitions.
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       (a) Board.  The Board of Directors of USX Corporation;
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       (b) Committee.  The Compensation Committee of the Board;
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       (c) Corporation.  USX Corporation (USX) and its subsidiaries including
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  subsidiaries of subsidiaries;

       (d) Delhi Stock.  USX-Delhi Group Common Stock, par value $1.00;
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       (e) Fair Market Value.  Such value of a share of Delhi Stock as reported
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  for stock exchange transactions and determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

       (f) Grant.  A Grant made under the Plan to a Participant in the form of a
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  Stock Appreciation Right;

       (g) Grant Price.  The grant price for each Stock Appreciation Right shall
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  be the Fair Market Value of one share of Delhi Stock on the day the Grant is made;

       (h)  Grantee.  An employee of the Corporation to whom a Grant is made;
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       (i) Stock Appreciation Right.  A right to receive a payment, in cash,
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  equal to the excess of the Fair Market Value on the date the Right is exercised over the Fair Market Value at the date of the Grant.
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  3. Eligibility.  Employees of the Corporation eligible for a grant under the
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Plan are those in responsible positions whose performance, in the judgment of the Committee, may affect the Delhi Group's success.


  4. Administration.  The Plan shall be administered by the Committee which
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shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. The Committee shall determine the type or types of Grants to be made to each Participant and shall set forth in such Grant the terms, conditions and limitations applicable to it, including provisions relating to change in control of the Corporation. The Committee shall have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.


  5. Stock Appreciation Rights Subject to the Plan.  During each calendar year
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in which the Plan is in effect, Stock Appreciation Rights may be granted in amounts not to exceed 4% of the outstanding Delhi Stock, as determined on December 31 of the preceeding year. In addition, such Stock Appreciation Rights that are forfeited, terminated, canceled or expire unexercised shall immediately become available for Grants. Such Stock Appreciation Rights as are again made available for grant, as well as any unused portion of the percentage limit of Stock Appreciation Rights in any calendar year, shall be carried forward and available for Grants in succeeding calendar years.


  6. Delegation of Authority.  The Committee may delegate to the Stock Option
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Officer and to other senior officers of the Corporation its duties under the
Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.


  7. Transfer.  No Grant may be assigned, pledged or transferred other than by
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will or by the laws of descent and distribution and during a Participant's lifetime shall be exercisable only by the Participant or his or her guardian or legal representative.


  8. Adjustments.  In the event of any change in the outstanding common stock of
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USX Corporation by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of Stock Appreciation Rights available for or covered by Grants and prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.


  9. Tax Withholding.  USX shall have the right to deduct applicable taxes from
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any cash payment under this Plan which are required to be withheld and further to condition the exercise of Stock Appreciation Rights under this Plan upon the Participant paying USX such amount as it may request to satisfy any liability for applicable withholding taxes.
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  10.  Amendments.  The Committee shall have the authority to make such
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amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

  The Committee may amend, suspend or terminate the Plan except that no such action may be taken which would decrease the Grant Price, change the requirements relating to the Committee or extend the term of the Plan.


  11.  Effective and Termination Dates.  The Plan shall be effective on the date
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it is approved by the Committee and shall terminate on May 6, 2000, subject to earlier termination by the Committee pursuant to Paragraph 10.